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                                                               EXHIBIT 10.13


                             AGREEMENT FOR PURCHASE
                              AND SALE OF PROPERTY


          THIS AGREEMENT is made and entered into as of this 3rd day of June, 1996, by and between VANSTAR CORPORATION, a Delaware corporation ("Seller"), and DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Buyer").

                         W I T N E S S E T H  T H A T :

          WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the Property (as hereinafter defined), but only upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the Earnest Money, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

          SECTION 1. DEFINITIONS AND EXHIBITS.

           1.1 DEFINITIONS. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

                 1.1.1 AGREEMENT. This Agreement for Purchase and Sale of Property.

                 1.1.2 BOMA STANDARDS. The American National Standard adopted and approved by the Building Owners and Managers Association International on July 31, 1980, as amended from time to time.

                 1.1.3   BROKER. The broker described in Section 16.1 hereof.

                 1.1.4 BUILDING. The Vanstar Corporation building commonly known as 6060-B Guion Road (168,624 square feet) located in Indianapolis, Indiana.

                 1.1.5 CLOSING. The closing and consummation of the purchase and sale of the Property pursuant hereto.

                 1.1.6 CLOSING DATE. The date on which the Closing occurs as provided in Section 11.1 hereof.


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               1.1.7     CONFIDENTIAL INFORMATION. The confidential information
described in Section 6.1 hereof.

               1.1.8 CONTRACT DATE. The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

               1.1.9 DEED. The Limited Warranty Deed to be executed by Seller in the form attached hereto as EXHIBIT J.

               1.1.10 DISCLOSURES. The disclosures described in Section 8.9 hereof

               1.1.11 ENVIRONMENTAL LAWS. Any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, license, judgment, order, writ, common law rule (including without limitation the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, state, territorial or national, at any time in force or effect relating to:

     (i) Emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (ii) The use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances;
     (iii)  The regulation of storage tanks; or
     (iv) Otherwise relating to pollution or the protection of human health or the environment.

               1.1.12 EARNEST MONEY. The amount deposited by Buyer in escrow with Escrow Agent as earnest money pursuant to the terms and conditions of
Section 3 hereof, together with any interest earned thereon (which shall follow principal).

               1.1.13 ESCROW AGENT. First American Title Insurance Company or such other escrow agent mutually acceptable to Buyer and Seller acting as Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and Section 3 hereof

               1.1.14 ESCROW AGREEMENT. That certain Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent referred to in Section 3 hereof and attached hereto as EXHIBIT A and by this reference made a part hereof.


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               1.1.15    HAZARDOUS SUBSTANCES. All substances, wastes,
pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic, under the following federal statues and their state counterparts, as well as these statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Atomic Energy Act, 42 U.S.C. Section 2011 et seq, and the Hazardous Materials Transportation Act, 42 U.S.C. Section 1801 et seq.; petroleum and petroleum products including crude oil and any fractions thereof; asbestos; and Natural gas, synthetic gas, and any mixtures thereof.

               1.1.16 GUARANTOR OR GUARANTORS. Each guarantor of any of a Tenant's duties and obligations under such Tenant's Lease (collectively, the Guarantors").

               1.1.17 GUARANTY OR GUARANTIES. Each guaranty presently in effect of all or any of a Tenant's duties and obligations under a Lease (collectively, the "Guaranties").

               1.1.18 IMPROVEMENTS. The Building and any other buildings, structures and improvements located upon the Land.

               1.1.19    INSPECTION DATE. The Inspection Date set forth in
Section 6.3 hereof.

               1.1.20 LAND. All those tracts or parcels of land described in EXHIBIT B attached hereto and by this reference made a part hereof.

               1.1.21 LEASE; LEASES. Each lease of space or property within the Property in force and effect as of the date hereof (collectively, the "Leases") within the Property, the Leases being listed in EXHIBIT C attached hereto and by this reference made a part hereof.

               1.1.22 PERMITTED TITLE, EXCEPTIONS. Those matters identified on EXHIBIT D attached hereto and by this reference made a part hereof.

               1.1.23 PROPERTY. All of Seller's right, title and interest in, to and under the following property:

               (i)    The Leases;

               (ii)   The Land;

               (iii)  The Improvements;


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               (iv)   The personal property and fixtures (collectively, the
          "Personal Property") listed on EXHIBIT E attached hereto and by this reference made a part hereof;

               (v)    The Guaranties;

               (vi)   The Security Deposits;

               (vii)  The Surviving Service Contracts; and

               (viii) All rights of way or use, licenses, tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter reserved to Seller.

               1.1.24 PRORATION DATE. The effective date of the prorations provided in Section 4.2 hereof, which is midnight on the eve of the Closing Date.

               1.1.25 PURCHASE PRICE. The purchase price for the Property described in Section 4.1 hereof.

               1.1.26 RENT ROLL. The rent roll attached hereto as EXHIBIT F and by this reference made a part hereof, or any updated version thereof.

               1.1.27 RENTS. The rents and other charges under the Leases described in Section 4.2.1 hereof.

               1.1.28 SECURITY DEPOSITS. Any and all security deposits made pursuant to the Leases.

               1.1.29 SERVICE CONTRACTS. All of the service or management contracts, equipment, labor or material contracts, maintenance or repair contracts or other agreements (other than the Leases) that are in force and affect the Property or the operation, repair or maintenance thereof, a complete list of such contracts or agreements being contained in EXHIBIT G attached hereto and by this reference made a part hereof.

               1.1.30 SURVEY. The survey of the Land described in Section 6.4 hereof.

               1.1.31 SURVIVING SERVICE CONTRACTS. Those Service Contracts which Buyer may elect in writing to assume, with Seller's consent, pursuant to Section 7 below and which shall be assigned to Buyer at the Closing.



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               1.1.32 TENANT OR TENANTS. Each Tenant who has executed a Lease
(collectively, the  "Tenants").

               1.1.33 TENANT ESTOPPEL CERTIFICATES. The estoppel certificates which Seller shall devote its good faith efforts to obtain from the Tenants, as provided in Section 10 hereof, such certificates to be substantially in the form of EXHIBIT H attached hereto and by this reference made a part hereof.

               1.1.34 TITLE INSURER. First American Title Insurance Company or such other title insurer acceptable to Buyer.

          1.2 EXHIBITS AND APPENDICES. Attached hereto and forming an integral part of this Agreement are the following exhibits and appendices, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

               Exhibit A -    Escrow Agreement

               Exhibit B -    Description of Land

               Exhibit C -    List of Leases

               Exhibit D -    Permitted Title Exceptions

               Exhibit E -    List of Personal Property

               Exhibit F -    Rent Roll

               Exhibit G -    Service Contracts

               Exhibit H -    Form of Tenant Estoppel Certificate

               Exhibit I -    Description of Litigation Affecting Seller or the
                                Property

               Exhibit J -    Form of Deed

               Exhibit K -    Assignment and Assumption of Leases and Guaranties

               Exhibit L -    Non-Foreign Certificate

               Exhibit M -    Bill of Sale


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               Exhibit N -    Assignment and Assumption of Surviving Service
                                Contracts

               Exhibit 0 -    Uncompleted Tenant Improvements

               Exhibit P -    Notice to Tenants

               Appendix I -   Form of Lease - New Building

               Appendix 2 -   Form of Lease - Property

               Appendix 2A -  Terms of Lease - Property

          Buyer and Seller acknowledge and agree that the exhibits and appendices are in draft form, and each agrees to negotiate in good faith the completion of such exhibits and appendices on or before the Inspection Date.

          SECTION 2. PURCHASE AND SALE AGREEMENT.

          Subject to and in accordance with the terms and provisions hereof, Seller agrees to sell and Buyer agrees to purchase the Property.

          SECTION 3. EARNEST MONEY.

          3.1 EARNEST MONEY. Simultaneously herewith, Buyer has deposited with Escrow Agent the sum of Twenty Thousand Dollars ($20,000.00) as the earnest money deposit under this Agreement, which deposit, together with any interest or other income earned thereon (collectively, the "Earnest Money"), shall be held, invested and disbursed pursuant to the respective terms and provisions hereof and of the Escrow Agreement.

          3.2 DISBURSEMENT. Whenever the Earnest Money is by the terms hereof to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notice or notices as shall be necessary or, in the opinion of Escrow Agent, appropriate to authorize Escrow Agent to make such disbursement.

          SECTION 4. PURCHASE PRICE.

          4.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be Three Million One Hundred Twenty-five Thousand Dollars ($3,125,000.00). The Purchase Price, as adjusted by the prorations provided in
Section 4.2 hereof and as reduced by the Earnest Money disbursed by Escrow Agent at the Closing to Seller as a portion of the Purchase Price, shall be paid by Buyer to Seller at


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the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller.

          4.2 PRORATIONS. The following items shall be prorated between Seller and Buyer as of the Proration Date, and prorations favoring Buyer, to the extent determinable as of the Proration Date, shall reduce the Purchase Price payable by Buyer at the Closing, and such prorations favoring Seller, to the extent determinable as of the Proration Date, shall increase the Purchase Price payable by Buyer at the Closing:

                4.2.1 Rents, additional rents, common area maintenance charges, charges for taxes and insurance premiums or for escalations thereof, if any, and other charges under the Leases (hereinafter collectively referred to as the "Rents"). If, on the Proration Date, any Tenant is delinquent in the payment of any Rents, then Buyer shall refund to Seller an amount, up to the full amount of such receivable, at the time of Buyer's receipt of any Rents from such Tenant, to the extent of any portion of such payment remaining after Buyer deducts all Rents due Buyer from such Tenant after the Proration Date and after Buyer deducts any costs of collecting such Rents. Any adjustments for common area maintenance, taxes or utility charges collected after the Proration Date which are attributable to any period prior to the Proration Date shall be refunded to Seller, if, as and when received, after Buyer deducts any costs of collecting such Rents.

                4.2.2 The state and county ad valorem property taxes becoming a lien on the Property during the calendar year of Closing; provided, however, that in any event, Seller shall be responsible for any installments of property taxes due in the calendar year of closing. If the actual tax bills have not been issued, then such proration shall be based on such taxes for the prior year or tax period. After the tax bills for the year or tax period of Closing are received by either Buyer or Seller, Buyer and Seller shall adjust such proration, and any amount then owing shall be paid within twenty (20) days of demand by the party entitled thereto. Seller shall be responsible for any and all assessments with regard to the Property that are a lien on the Property as of the date of Closing, notwithstanding the date(s) such assessment, or any installment thereof, is due and payable. Notwithstanding anything herein to the contrary, the taxes prorated to Seller pursuant to this Section, as adjusted ( "Seller's Tax Liability") shall not be credited to Buyer at closing and in lieu thereof, Seller shall promptly pay such taxes as they become due and owing, until such time as Seller's Tax Liability has been reduced to zero ($0.00) Buyer shall forward copies of the tax bills within ten (10) days of receipt, and Seller shall pay such taxes on or before the due date thereof. Any late charges or penalties caused by Seller's failure to timely pay such taxes shall be Seller's responsibility and shall not reduce Seller's Tax Liability. This provision shall survive Closing until such time as Buyer and Seller agree that Seller's Tax Liability has been reduced to zero ($0.00).


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               4.2.3   Sanitary sewer taxes, assessments and utility charges, if
any, to the extent, and only to the extent, such taxes and charges are not required to be paid by any Tenant.

               4.2.4 Operating expenses of the Property, including, without limitation, charges under the Surviving Service Contracts.

               4.2.5 In assuming Seller's obligations under the Leases at the Closing, Buyer shall specifically assume and agree to pay any and all leasing commissions, tenant improvement allowances and rent concessions that may become due and owing or may be required to be credited under any of the Leases after the Closing, subject, however, to Sections 8.3 and 9 hereof. Buyer shall not be entitled to, and shall not receive, a credit against the Purchase Price for any such future payments.

               4.2.6 If the parties make any errors in the closing prorations or if they subsequently determine that any dollar amount prorated to be incorrect, each agrees, upon notice from the other within one (1) year after the Closing, to make any adjustment necessary to correct the error, including payment of any amount to the other then determined to be owing.

Buyer shall cooperate with Seller and use its best efforts to collect any payment required to be prorated under this Section 4.2 after the Closing; provided, however, that Buyer shall have no obligation to bring any legal action to collect such payment, although Seller shall have the right to sue delinquent Tenants for delinquent rent so long as Seller does not cause a termination of any Lease. Seller shall have the right, at any time for one (1) year after the Closing upon prior notice to Buyer, to review, inspect and audit any and all books, records and other information of Buyer relating to any proration required under this Section 4.2. Buyer and Seller shall promptly pay to the other party any amount due to the other party as a result of any proration required under this Section 4.2. All amounts due hereunder shall be payable no later than twenty (20) days after demand by the payee, and, if such payments duly owing are not then timely paid, then all such amounts shall bear interest at a rate equal to fifteen percent (15%) per annum until such time as all such amounts are paid in full. The terms and conditions set forth in this Section 4.2 Shall expressly survive the Closing hereunder only for the period of time necessary to achieve final prorations of all amounts due and owing hereunder.

          SECTION 5. TITLE TO THE PROPERTY. Seller shall convey merchantible and marketable fee simple title to the Land and the Improvements to Buyer in the form of the Deed, which shall expressly be made subject to the Permitted Title Exceptions. Buyer shall have until thirty (30) days after the Contract Date by which to examine title to the Property, obtain any title commitments from the Title Insurer, and to give written notice to Seller of any objections which Buyer may have. If Buyer fails to give any notice to Seller by such date, Buyer shall be deemed to have waived such right to object to any title exceptions or defects. If Buyer does give Seller timely notice of objection to any


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other title exceptions or defects, Seller shall use commercially reasonable efforts to cure or satisfy such objection by the Closing provided, however, that Buyer and Seller agree to negotiate in good faith in attempting to cure such objections. If such objection is not so timely and reasonably cured or satisfied or undertaken to be reasonably cured or satisfied by Seller, then Buyer shall, within five (5) days thereafter, elect, by written notice to be received by Seller on or before such fifth (5th) day, either to (a) terminate this Agreement, in which case the Earnest Money shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected the option contained in subparagraph (a) above. If Seller does so reasonably cure or satisfy, or undertake to reasonably cure or satisfy, such objection to the satisfaction of Buyer, as determined in its sole discretion, then this Agreement shall continue in full force and effect. Buyer shall have the right at any time to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect. Seller agrees not to further voluntarily alter or encumber in any way Seller's title to the Property after the Contract Date (except to the extent provided in Section 9 below) without Buyer's written consent. Notwithstanding anything to the contrary contained herein, Seller shall be obligated to remove as a title exception on or before Closing (i) all mortgages, security deeds or other security instruments encumbering the Property, and (ii) all past due ad valorem taxes and assessments, owners association, roadway or other easement fees, dues or assessments of any kind, whether or not of record, which constitute, or may constitute, a lien against the Property. In addition, Seller shall be obligated to remove (or bond over) any judgments against the Seller (which do not result from acts or omissions on the part of Buyer) which have attached to and become a lien against the Property. At Closing, Seller's Deed shall convey all of Seller's right, title and interest in the Property, subject only to the Permitted Encumbrances and other matters of record.

          SECTION 6.   BUYER'S INSPECTION.

          6.1 DOCUMENT INSPECTION. Buyer and Seller acknowledge that Buyer shall inspect the Property and shall examine, review and inspect the books and records relating to the ownership and operation of the Property pursuant to the terms hereof. Within ten (10) days after the date hereof, Seller shall make available to Buyer complete copies of each of the following documents related to the Property that it has in its possession as of that date:

          (a)    The Leases;

          (b) A rent roll for the Property, outlining the terms of all Leases and dated not more than thirty (30) days prior to the Contract Date. Seller shall


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     update such rent roll to a date which is not more than thirty (30) days prior to the Closing Date;

          (c) List of all security deposits, prepaid rent or other sums currently held by Landlord under the Leases;

          (d) All material tenant correspondence, and all financial statements for tenants which are not subject to a confidentiality agreement. Further, Buyer shall have the right to visit Seller's offices to inspect and review tenants' files located at Seller's offices;

          (e) Copies of all service, management, leasing or brokerage contracts, personal property leases and other executory contracts respecting the Property. Seller shall update such list to a date which is not more than thirty (30) days prior to the Closing Date;

          (f) Copies of real estate tax bills and assessments for the Property for the current year and for the past three (3) years;

          (g) All engineering and architectural plans and specifications, drawings, site plans, surveys, soil boring test results, other test results, studies and as-built plans and specifications of the Property, traffic studies, and other construction and zoning materials for the Property;

          (h) Operating statements and related documents and records for the Property for the current year and for the three (3) years immediately preceding the current year;

          (i) Copies of all certificates of occupancy for the building shell and for all occupied tenant spaces, licenses, permits, authorizations and approvals required by law or by any governmental authority having jurisdiction over the Property, relating to the construction, occupancy, operation or present use of the Property;

          (j) The most recent budget for the Property, including income, operating expenses, property taxes and assessments and capital expenditures;

          (k) A list of all personal property located on the Property and owned by Seller;

          (l) Copies of all warranties and guaranties issued in connection with the Property;

          (m)  Copies of all environmental reports of the Property;


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          (n)  Copies of any prior surveys of the Property;

          (o) Copies of insurance policies, insurance certificates delivered by tenants, and claims documentation for the current year and for the past three (3) years respecting the insurance maintained on the Property or any portion thereof;

          (p) Any other information or documentation relating to the design, construction, layout, structure, mechanical, electrical and plumbing systems, fire protection systems and subsurface conditions relating to the Property; and

          (q) Copies of all books, records, bills, invoices, lease files, credit reports, and other documentation related to the ownership, construction, operation and leasing of the Property; and

          (r) A current updated title commitment issued by the Title Insurer, together with all exception documents of record.

          6.2 PHYSICAL INSPECTION. Subject to the rights of the Tenants under the Leases and any rights or restrictions under any of the Permitted Title Exceptions, Buyer and its agents shall have the right, from time to time prior to the Closing, to enter upon the Property to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, tests and studies as Buyer shall determine to be reasonably necessary, all at Buyer's sole cost and expense. Buyer agrees to give Seller advance notice of such examinations or surveys and to conduct such examinations or surveys during normal business hours to the extent practicable. Buyer agrees to conduct all examinations and surveys of the Property in a manner that will not harm or damage the Property or cause any claim adverse to Seller or default under any Lease, and agrees to restore the Property to its condition prior to any such examinations or surveys immediately after conducting the same. Buyer hereby indemnifies and holds Seller harmless from and against any claims for injury or death to persons, damage to property or other losses, damages or claims, including, without limitation, claims of any Tenants, and including, in each instance, attorneys' fees and litigation costs, arising out of any action of any person or firm entering the Property on Buyer's behalf as aforesaid, which indemnity shall survive the Closing and any termination of this Agreement without the Closing having occurred.

          6.3 FORMAL INSPECTION PERIOD. Notwithstanding Buyer's right of inspection contained in Section 6.2 above, with respect to the condition of the Property, Buyer's obligation to close under this Agreement is subject to and conditioned upon Buyer's investigation and study of and satisfaction with the Property. Buyer shall have until the sixtieth (60th) day after the date hereof (the "Inspection Date") in which to make such investigations and studies with respect to the Property as Buyer deems appropriate, and to terminate this Agreement, by written notice to Seller, to be received


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on or before the Inspection Date, if Buyer is not, for any reason satisfied with the Property. If Buyer fails to give notice of such termination, to be received by Seller on or before the Inspection Date, then Buyer's rights under this
Section 6.3 shall be deemed to have been exercised by Buyer and this Agreement shall terminate and the Earnest Money shall be refunded to Buyer by Escrow
Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

          6.4 SURVEY. Within ten (10) days after the Contract Date, Seller, at Seller's expense shall deliver to Buyer a current, ALTA/ACSM as-built survey of the Property in the form acceptable to Buyer (the "Survey"). The Survey shall
(a) be completed in accordance with the minimum standard detail requirements for the ALTA Urban survey and certified to Seller, Buyer, Buyer's lender and the Title Company by such surveyor; (b) have one perimeter description of the Property; (c) show all easements, right-of-way, setback lines, encroachments and other matters affecting the use or development of the Property; (d) show the number and location of all parking spaces; (e) show the address, dimensions and location of the Improvements and the height and square footage thereof; (f) show the acreage of the Property; (g) certify the zoning of the Property; and (h) certify that no portion of the Property lies within a flood plain or wetlands area. The Deed to be delivered by Seller to Buyer at the Closing shall contain the legal description of the Property as shown on the Survey.

          6.5 ENVIRONMENTAL ASSESSMENT. Within thirty (30) days after the Contract Date, Buyer at its expense, may obtain a current ASTM Phase I environmental site assessment for the Property, performed by an environmental consultant acceptable to Buyer. If the Phase I environmental site assessment recommends that Phase II environmental site assessment be prepared, Buyer shall immediately notify Seller. Seller shall have five (5) days after receiving such notice to either pay for the cost of such Phase II environmental site assessment and extend the Inspection Date until a reasonable period following completion of that assessment, or terminate this Agreement. In the event Seller elects to terminate this Agreement, the Earnest Money shall be promptly returned to Buyer.

          SECTION 6.6. LEASES. On or before the Inspection Date (i) Seller shall enter into a lease with Buyer in a form as attached hereto as APPENDIX 1 and as reasonably acceptable to Buyer and Seller for approximately 400,000 square feet in a facility to be constructed to meet Vanstar's specifications at 7300 N. Georgetown Road, Indianapolis, Indiana (the "New Building"), and (ii) Seller shall enter into a lease with Buyer in a form as attached hereto as APPENDIX 2 and as reasonably acceptable to Buyer and Seller with regard to the Property on terms and conditions as outlined in APPENDIX 2A or otherwise as approved by Buyer.

          SECTION 7. SERVICE CONTRACTS. Prior to the Inspection Date, Buyer and Seller shall negotiate in good faith and agree as to which of the Service Contracts shall be assumed by Buyer at Closing.


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          SECTION 8. REPRESENTATIONS AND WARRANTIES.

          As of the Contract Date, Seller hereby warrants and represents to Buyer as follows:

          8.1 LEASES. There are currently no written or oral promises, understandings or commitments with any tenant affecting the use or occupation of the Property. Any and all leases with tenants have expired or terminated.

          8.2 SERVICE CONTRACTS. A complete and accurate list and description of all of the Service Contracts is set forth in EXHIBIT G hereto. To Seller's knowledge, all such Service Contracts are in full force and effect in accordance with their respective terms. Seller has not given or received any notice of default under the Service Contracts, and Seller has no knowledge of any event which, with the passage of time or the giving of notice, would constitute a default thereunder.

          8.3 NO LITIGATION. Except as described in EXHIBIT I attached hereto and by this reference made a part hereof, Seller has no knowledge nor has Seller received written notice, of (a) any actual or pending litigation or proceeding by any organization, person, individual or governmental agency against Seller with respect to the Property or against the Property, (b) any material violation of the Property's compliance with applicable fire safety laws, building code ordinances, zoning ordinances or any similar statutes, ordinances, laws, rules or regulations, (c) any material adverse condition, defect or inadequacy which, if not corrected, would result in the termination of, or increase in the cost of, insurance coverage, (d) any proceedings which could cause the change, redefinition or other modification of the zoning classifications or of other legal requirements applicable to the Property or any part thereof, or (e) pending or threatened condemnation proceeding that would materially adversely affect the Property.

          8.4 BOUNDARY LINES OF LAND. There is no pending litigation nor has Seller received written notice, of any dispute, concerning the location of the lines and corners of the Land, and Seller has not been served with any legal action concerning the location of the lines and corners of the Land.

          8.5 TAXES AND ASSESSMENTS. To Seller's knowledge, except as may be revealed in the public records where the Land is located, the Land is not subject to or affected by any special assessment for public improvements or otherwise, whether or not presently a lien upon the Land. Seller has made no commitment to any governmental authority, utility company, school board, church or other religious body, homeowner or homeowner's association or any other organization, group or individual relating to the

Property which would impose an obligation upon Seller or its successors of assigns to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature as part of the Property or upon separate lands. To Seller's knowledge, no governmental authority has imposed any requirement that Seller pay, directly or indirectly, any special fees or contributions or incur any expenses or obligations in connection with the development of the Property or any portion thereof, other than any regular and nondiscriminatory local real estate or school taxes assessed against the Property. To Seller's knowledge, no federal, state or local taxing authority has asserted any tax deficiency, lien, interest or penalty, special assessment or other assessment against the Property or Seller which has not been paid; and there is no pending audit or inquiry form any federal, state or local tax authority or other matter relating to the Property or Seller of which Seller has notice or knowledge which reasonably may be expected to result in a tax deficiency, lien, interest, penalty, special assessment or other assessment against the Property or Seller.

          8.6 ENVIRONMENTAL MATTERS. To Seller's knowledge, and except as may be revealed in any environmental report delivered to Buyer pursuant to Section
6.1 hereof:

               (a) Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any Environmental Laws by Seller or by any predecessor-in-title or agent of Seller, by any Tenant or by any other Person at any time;

               (b) no notification of release of a Hazardous Substance has been filed as to the Property, nor is the Property listed on the National Priority List promulgated pursuant to CERCLA or on any other Federal or state list of Hazardous Substance sites requiring investigation or cleanup;

               (c) there are no above-ground or underground tanks or any other underground storage facilities located on the Property, and there have never been such tanks or facilities on the Property.

               (d) the Property does not contain any PCBs, asbestos or urea formaldehyde; and

               (e) the Property does not lie within or contain, in whole or in any part, any wetlands.

To Seller's knowledge, Seller has received no written or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations against Seller or any Tenant or occupant of the Property related to (i) the disposal or release of solid, liquid or gaseous waste into the environment from the Property,(ii) the use, generation, transportation, treatment, storage, release, discharge, disposal or other handling of any Hazardous Substance on the Property, or (ii) any alleged violation of any Environmental Laws in relation to the Property.

          8.7 UTILITIES. To Seller's knowledge, all water, sewer, electric, natural gas, telephone and drainage facilities, and all other utilities required for the intended operation of the Property, are installed to the Property and are connected with valid permits. To Seller's knowledge, all utility lines serving the Property are located within the boundaries of the Property, within lands dedicated to public use, or within recorded easements for such purpose.

          8.8 WARRANTIES. The warranties and guaranties made available to Buyer pursuant to Section 6.1 hereof are complete and accurate. To Seller's knowledge, all such warranties and guaranties are in full force and effect in accordance with their respective terms.

          8.9 CONDITION. To Seller's knowledge, all improvements (including without limitation all pavement; elevators; roofs; mechanical, plumbing, drainage, structural, heating, ventilating and air-conditioning systems; or other systems at or servicing the Property and all other facilities and equipment relating thereto) are in working order and fully usable for their intended purpose.

          8.10 SELLER'S KNOWLEDGE. Whenever a representation and warranty made by Seller in this Section 8 is limited to Seller's knowledge, the phrase "Seller's knowledge, or any derivation thereof shall mean the current actual conscious knowledge (without duty of inquiry) of those of Seller's officers and supervising employees who are currently employed by Seller and who are responsible on behalf of Seller for the acquisition, development, management operation and disposition of the Property.

          8.11 MISCELLANEOUS. It shall be a condition of Closing that the representations and warranties contained in this Section 8 are true and correct at Closing and Seller shall be deemed to have reaffirmed these representations and warranties at Closing. In the event that Seller or Buyer learns that any of said representations or warranties becomes inaccurate between the Contract Date and the Closing Date, Seller or Buyer shall immediately notify the other party in writing of such change. Seller shall then use its good faith efforts to cure such change after giving or receiving notice thereof as require herein. The Closing Date shall be automatically extended in order to allow Seller to cure such change. In the event Seller so cures such change, this Agreement shall remain in full force and effect. If Seller is unable to cure such change, Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. In the event Buyer elects option (b) in the preceding sentence or in the event Buyer elects to Close with the knowledge that a representation or warranty of Seller herein is untrue or incorrect, the representations and warranties shall be deemed to be automatically amended to reflect said change. The representations and warranties contained in this
Section 8 shall survive Closing but shall terminate one (1) year after the Closing Date, unless a suit is filed thereupon in a court of competent jurisdiction on or before the expiration of said one (1) year period.

          SECTION 9. PRESERVATION OF LEASES, SURVIVING SERVICE CONTRACTS AND GUARANTIES. Without Buyer's prior written consent, which shall not be unreasonably withheld or delayed, Seller shall not enter into any new leases or amend or modify the Leases or the Surviving Service Contracts after the Contract Date. After the Contract Date, Seller shall not, without Buyer's prior written consent, cancel any Lease, Surviving Service Contract or Guaranty, consent to any surrender or release of any Lease or Guaranty or consent to any assignment or sublease under any Lease. Seller shall give Buyer notice of any such contemplated action, and Buyer shall give Seller either its written consent or objection, giving its reasons for any objection, to be received by Seller on or before the fifth (5th) day after Buyer's receipt of such notice. If Buyer fails to give notice of its election within said time period, it shall be deemed to have not given its consent to said request. Seller shall, from and after the date of this Agreement to the Closing Date, perform and discharge its duties and obligations and otherwise comply with every material covenant and agreement of the landlord or lessor under the Leases and the Surviving Service Contracts, in its ordinary manner of business and within the time limits required thereunder.

          SECTION 10.1 BUYER'S CONDITIONS TO CLOSING. Buyer's obligation to proceed to Closing under this Agreement is subject to the following conditions precedent:

               (a) Seller shall have performed and satisfied each and all of Seller's obligations under this Agreement;

               (b) Each and all of Seller's representations and warranties set forth in this Agreement shall be live and correct at the Contract Date and at the Closing Date;

               (c) Buyer shall have received not less than ten (10) days prior to the Closing Date a Tenant Estoppel Certificate substantially in the form attached hereto as EXHIBIT H and in the form acceptable to Buyer, from all tenants or occupants under each Lease.

               (d) There shall be no material change between the Contract Date and the Closing Date in the physical or financial condition or profitability of the Property or Improvements or in Seller's obligations with respect thereto;

               (e) Seller shall have addressed to the satisfaction of Buyer any obligations to tenants identified in EXHIBIT O; and

               (f) Buyer shall have received all corporate approvals to complete this transaction on or before the Closing Date.

In the event any of the foregoing conditions are not satisfied on the Closing Date, Buyer shall have no obligation to proceed to Closing and, unless Buyer shall deliver written notice to Seller that Buyer has waived any unsatisfied condition and will proceed to Closing, this Agreement shall cease and terminate, the Earnest Money shall be returned and paid to Buyer, and neither party shall have any further obligation hereunder. Not withstanding the foregoing, nothing contained herein shall waive or diminish any right or remedy Buyer may have for Seller's default or breach of this Agreement.

          SECTION 10.2. SELLER'S CONDITIONS TO CLOSING. Seller shall not be obligated to proceed to Closing unless Buyer and Seller shall have executed the leases described in Section 6.6 hereof on or before the Inspection Date in a form reasonably acceptable to Seller.

          SECTION 11.   CLOSING.

          11.1 TIME AND PLACE. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be held at the offices of the Escrow Agent on a date selected by Buyer and reasonably acceptable to Seller, which shall be within the earlier of fifteen
(15) days after the Inspection Date or June 30, 1996, unless the Closing Date is postponed pursuant to the express terms of this Agreement or as otherwise agreed by Seller and Buyer in writing.

          11.2 CLOSING DOCUMENTS. For and in consideration of, and as a condition precedent to Buyer's delivery to Seller of the Purchase Price, Seller shall obtain and deliver to Buyer at the Closing the following documents to the extent applicable (all of which shall be duly executed and witnessed, which documents Buyer agrees to execute where required):

                11.2.1 A Deed, in the form attached as EXHIBIT J hereto by this reference made a part hereof, conveying to Buyer all of Seller's right, title and interest in and to the Property, subject to the Permitted Title Exceptions and such other exceptions as owe permitted by Section 5 hereof.

                11.2.2 An Assignment and Assumption of Leases and Guaranties, including but not limited to an assignment and assumption of all commissions due under the Leases, in the form attached as EXHIBIT K hereto and by this reference made a part hereof;

               11.2.3 A Non-Foreign Certificate, in the form attached as EXHIBIT L hereto and by this reference made a part hereof;

               11.2.4 Such evidence as the Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller and Buyer to enter into this Agreement and to discharge the obligations of Seller and Buyer pursuant hereto;

               11.2.5 An original executed counterpart or certified copy of each Lease, Guaranty and Surviving Service Contract;

               11.2.6    An updated Rent Roll;

               11.2.7    All original Tenant files in possession of Seller;

               11.2.8 A Bill of Sale for all Personal Property, in the form attached as EXHIBIT M hereto and by this reference made a part hereof;

               11.2.9 An Assignment and Assumption of Surviving Service Contracts and Warranties, in the form attached hereto as EXHIBIT N and by this reference made a part hereof;

               11.2.10 Notice from Seller to each Tenant and Guarantor of the sale of the Property to Buyer, in the form attached hereto as Exhibit P and by this reference made a part hereof;

               11.2.11 The Tenant Estoppel Certificates (and certificate of Seller, if applicable) as required by Section 9 hereof;

               11.2.12 A properly-completed property transfer tax return, in form and substance appropriate to the jurisdiction in which the Property is located;

               11.2.13   A Closing Statement;

               11.2.14 An affidavit of title or other affidavit customarily required of sellers by the Title Insurer to remove the standard exceptions from an owner's title insurance policy which are capable of being removed by such an affidavit; and

               11.2.15 Such further instructions, documents and information, including, but not limited to a Form 1099, as Buyer, Seller or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

          11.3 COSTS. At the Closing, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property as contemplated herein, including, without limitation, attorneys' fees. Not withstanding the foregoing, it is expressly agreed that Seller shall pay any city, county or state transfer taxes related to this sale, any escrow fees charged by Escrow Agent for the Closing, the cost of the Survey, and the premium for Buyer's title insurance policy. Buyer shall pay the cost of any endorsements to Buyer's title insurance policy, the cost of the Phase I environmental assessment, the cost of recording the Deed, the costs of any governmental filings required of Buyer, any mortgage recording or intangibles tax and all other taxes, costs, fees or expenses relating to Buyer's financing of the Property.

          11.4 SECURITY DEPOSITS AND PREPAID RENT. Seller shall pay over and assign and transfer to Buyer at the Closing a sum equal to the aggregate of the Security Deposits, other deposits under the Leases and any Rents prepaid for months after the month of the Closing Date, and Buyer shall indemnify Seller against any liability with respect thereto.

          SECTION 12. DEFAULT AND REMEDIES.

          12.1 BUYER'S DEFAULT. In the event of a default by Buyer under the terms of this Agreement, Escrow Agent shall disburse the Earnest Money to Seller, and Seller shall be entitled, as its sole and exclusive remedy hereunder, to retain the Earnest Money as full liquidated damages for such default of Buyer, whereupon this Agreement shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. It is hereby agreed that Seller's damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as full liquidated damages. Buyer covenants not to bring any action or suit challenging the amount of liquidated damages provided hereunder in the event of such default. This provision shall expressly survive the termination of this Agreement.

          12.2 SELLER'S DEFAULT. In the event of a default by Seller under the terms of this Agreement which is first discovered by Buyer prior to the Closing and is not cured by Seller as proved hereunder, Buyer's sole and exclusive remedies hereunder shall be to either terminate this Agreement and receive a refund of the Earnest Money from Escrow Agent, or to seek specific performance of Seller's obligations under this Agreement, together with any damages caused by Seller's default hereunder.

          SECTION 13. CONDEMNATION OR DESTRUCTION.

          13.1 CONDEMNATION. Seller hereby represents and warrants that Seller has no knowledge of any action or proceeding pending, instituted or threatened for comdemnation or other taking of all or any part of the Property by friendly acquisition or statutory proceeding. Seller agrees to give Buyer immediate written notice of such actions or proceedings that may result in the taking of all or a part of the Property. If, prior to the Closing, all or any material part of the Property is subject to a bona fide threat of condemnation by a body having the power of eminent domain, or is taken by eminent domain or condemnation, or sale in lieu thereof, then Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer's receiving Seller's notice of such threat, condemnation or taking, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement.

          13.2 DAMAGE OR DESTRUCTION. If, prior to the Closing, all or any material part of the Property is damaged or destroyed by any cause, Seller agrees to give Buyer immediate written notice of such occurrence and the nature and extent of such damage and destruction, and Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer's receipt of Seller's notice of such damage or destruction, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement.

          13.3 TERMINATION. If this Agreement is terminated as a result of the provisions of either Section 13.1 or Section 13.2 hereof, Buyer shall be entitled to receive a refund of the Earnest Money from Escrow Agent, whereupon the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

          13.4 AWARDS AND PROCEEDS. If Buyer does not elect to terminate this Agreement following any notice of a threat of taking or taking by condemnation or notice of damage or destruction to the Property, as provided above, this Agreement shall remain in full force and effect and the conveyance of the Property contemplated herein, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustments. At the Closing, Seller shall assign, transfer and set over to Buyer all of Seller's right, title and interest in and to any awards, payments or insurance proceeds for the actual value of the property lost or destroyed, up to but not in excess of the Purchase Price, that have been or may thereafter be made for any such taking, sale in lieu thereof or damage or destruction, to the extent such awards, payments or proceeds shall not have theretofore been used for restoration of the Property pursuant to a plan of restoration approved in writing by Buyer. In addition there shall be credited to Buyer against the Purchase Price the amount of any insurance deductible or other limitation on insurance proceeds.

          SECTION 14. ASSIGNMENT.

          14.1 ASSIGNMENT BY BUYER. Except as herein expressly provided, Buyer shall not, without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion, assign any of Buyer's rights hereunder or any part thereof to any person, firm, partnership, corporation or other entity. If any assignment is made with the consent of Seller, then the sale contemplated by this Agreement shall be consummated in the name of, and by and through the authorized officials of, any such assignee. Notwithstanding anything to the contrary contained herein, Seller shall not unreasonably withhold or delay its consent to Buyer's assignment of this Agreement and all of its interests herein to an entity related to Buyer without the consent of, but with notice to, Seller. Upon such assignment or nomination, the assignee or nominee shall have and be subject to all the rights, benefits, duties and obligations of Buyer hereunder, but Buyer shall not be released from any liability or obligation of Buyer hereunder.

          14.2 ASSIGNMENT BY SELLER. From and after the Contract Date, Seller shall not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion, assign, transfer, convey, hypothecate or otherwise dispose of all or any part of its right, title and interest in the Property.

          SECTION 15. BUYER'S REPRESENTATION AND WARRANTY.

          Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing Date that it is a validly formed limited partnership under the laws of Indiana; that it is in good standing in the state of its organization and qualified to do business in the State in which the Land is located; that it is not subject to any involuntary proceeding for the dissolution or liquidation thereof; that it has all requisite authorizations to enter into this Agreement; and that the parties executing this Agreement on behalf of Buyer are duly authorized to so do. If Buyer does not terminate this Agreement on or before the Inspection Date, Buyer shall be deemed to have represented and warranted to Seller as of the Inspection Date and the Closing Date that Buyer has all requisite authorization to consummate the transactions contemplated hereby.

          SECTION 16. BROKER AND BROKER'S COMMISSION. Buyer and Seller each warrant and represent to the other that such party has not employed a real estate broker or agent in connection with the transaction contemplated hereby. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the other's representation herein being untrue. This Section 16 shall expressly survive the Closing hereunder.

          SECTION 17. NOTICES.

          Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U.S. registered or certified mail, return receipt requested, postage prepaid, or by electronic transfer with prompt telephone confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

                 SELLER:           Vanstar Corporation
                                   5964 West Las Positas
                                   Pleasanton, CA 94566-9012
                                   Attn: Richard English
                                   Fax:(510) 734-4823

                 With a copy to:   Baker & Daniels
                                   300 North Meridian Street, Suite 2700
                                   Indianapolis, IN 46204-1782
                                   Attn: George Somers
                                   Fax:(317) 237-1000

                 BUYER: Duke Realty Limited Partnership 8888 Keystone Crossing, Suite 1200 Indianapolis, IN 46240
                                   Attn: Richard W. Horn
                                   Fax: (317)574-3509

                 With a copy to:   Duke Realty Limited Partnership
                                   8888 Keystone Crossing, Suite 1200
                                   Indianapolis, IN 46240
                                   Attn: Peter N. Anderson
                                   Fax: (317)574-3693

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered by hand; (b) on the date mailed if sent by overnight express delivery or if sent by U.S. mail; or
(c) on the date of transmission, if sent by electronic transfer device with a follow-up by regular mail. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or (c) on the date of transmission, if sent by electronic transfer device. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

          SECTION 18. MISCELLANEOUS.

          18.1 GOVERNING LAW; HEADINGS; RULES OF CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

          18.2 NO WAIVER. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

          18.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

          18.4 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns (subject to Section 14 above).

          18.5 AMENDMENTS. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

          18.6 POSSESSION. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date, subject to the Permitted Title Exceptions and other title matters allowed under Section 5.1 hereof.

          18.7 DATE FOR PERFORMANCE. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

          18.8 RECORDING. Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement.

          18.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

          18.10 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement and each and every term and condition hereof.

          18.11 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

          18.12 CONFIDENTIALITY. Buyer covenants and agrees that the terms of this Agreement, as well as the identity of the parties to the transactions contemplated thereby and hereby, and all information concerning the Property (including, without limitation, all information obtained by Buyer prior to the Closing Date) shall be kept in strictest confidence by Buyer prior to the Closing, and thereafter, if the Closing fails to occur for any reason. After the occurrence of the Closing, Buyer may disclose that the transactions contemplated hereby have occurred and that the Property has been sold, but shall not disclose the Purchase Price, except to actual or prospective lenders, investors, shareholders and governmental agencies. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit Buyer from making (a) a disclosure to officers, employees and those agents, contractors or vendors which need to know in order to assist Buyer in its purchase of the Property, (b) any disclosure required by law, including any such disclosure required by any Federal, state or local governmental agency or court of competent jurisdiction, or (c) any disclosure which is reasonably necessary to protect any such party's interest in any action, suit or proceeding brought by or against such party and relating to the Properties or the subject matter of this Agreement.

          18.13 ATTORNEYS' FEES. In the event that either party shall bring an action or legal proceeding for an alleged breach of any provision of this Agreement or any representation, warranty, covenant or agreement herein set forth, or to enforce, protect, determine or establish any term, covenant or provision of this Agreement or the rights hereunder of either party, the prevailing party shall be entitled to recover from the nonprevailing party, as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs, expert witness fees and court costs as may be fixed by the court or jury.

          18.14 LIKE-KIND EXCHANGE. Buyer shall have the right to acquire the Property as part of a transaction that Buyer intends to qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code. Seller shall make all reasonable efforts to cooperate with Buyer, provided, however, that the date of Closing hereunder shall not thereby be delayed, Seller shall not be obligated to incur any additional expenses, Buyer shall defend, indemnify and hold harmless Seller against any and all losses, costs, expenses and liabilities which may arise out of such tax-deferred exchange, and Seller shall no be required to take title to any other property to facilitate such exchange. To facilitate such exchange, Buyer shall have the right to assign all of its right, title and interest in this Agreement to a qualified intermediary and to require Seller to convey the Property to that intermediary pursuant to the terms of this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

                                   SELLER:

                                   VANSTAR CORPORATION, a Delaware
                                   corporation



                                   By:  /s/ Robert C. Kuntzendorf
                                        ------------------------------------
                                        Robert C. Kuntzendorf
                                        Senior Vice President



                                   Attest: /s/ Barbara Brown
                                           ---------------------------------
                                   Name:       Barbara Brown
                                           ---------------------------------
                                   Title:      Lease Administrator
                                           ---------------------------------


                                                       [CORPORATE SEAL]

                              BUYER:

                              DUKE REALTY LIMITED PARTNERSHIP,
                              an Indiana limited partnership

                              By: Duke Realty Investments, Inc., an
                              Indiana corporation, as general partner




                                   By:  /s/ Richard W. Horn
                                        ------------------------------------
                                        Richard W. Horn
                                        Vice President Acquisitions




                                   Attest:   /s/ Peter N. Anderson
                                             -------------------------------
                                             Peter N. Anderson
                                             Corporate Attorney